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Exhibit 10.37

                           FIRST AMENDED AND RESTATED
                           CHANGE IN CONTROL AGREEMENT

         THIS FIRST AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT, made as of the 26th day of May, 1999, by and between Balanced Care Corporation, a Delaware corporation with a principal office at 5021 Louise Drive, Suite 200, Mechanicsburg, PA, 17055 (the "Company") and Mark S. Moore, an individual health care executive (the "Executive").

         Reference is made to that certain Change in Control Agreement dated September 23, 1998, by and between the Company and the Executive (the "Existing Agreement").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive desire to amend and restate the terms and conditions of the Existing Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree to amend and restate the Existing Agreement in its entirety and to that end agree that this First Amended and Restate Change in Control Agreement shall be deemed effective on and as of the date hereof, shall supersede the Existing Agreement in its entirety and shall be referred to herein as the "Agreement".

         The Company and the Executive covenant and agree as follows:

     1. Employment. The Company employs the Executive as an employee at will and the Executive's employment by the Company is subject to all of the terms and conditions set forth herein.

     2. Termination Following a Change in Control. The Executive shall be entitled to receive a Severance Payment if, within three (3) years following a Change in Control, there occurs any of the following events

          (A)  any termination of the Executive except for Cause;


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          (B)  any material reduction in the Executive's responsibilities
               (including reporting responsibilities) or authority, including as such responsibilities or authority may be increased from time to time;

          (C) the assignment to the Executive of duties inconsistent with the Executive's office on the date of a Change in Control or as the same may be increased from time to time after a Change in Control;

          (D) any material reduction (including, after a Change in Control, proportional reductions affecting all employees or executive employees) in the Executive's annual base salary in effect on the date of a Change in Control or as the same may be increased from time to time after a Change in Control;

          (E) any failure (including, after a Change in Control, proportional failures affecting all executive employees) to continue the Executive's participation on substantially similar terms in the Plan or any bonus plan in which the Executive participated at the time of the Change in Control or any change or amendment to any substantive provisions of any such plan which would materially decrease the potential benefits to the Executive under any of such plans;

          (F) any failure (including, after a Change in Control, a proportional failure affecting all executive employees) to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident or other employee plans in which the Executive participated at the time of the Change in Control, unless such reduction relates to a reduction in benefits applicable to all employees generally;

          (G) the reassignment of the Executive to a location greater than sixty (60) miles from the principal executive offices of the Company before the Change in Control; and

          (H) in the event of any of the events described in (B) through (G) above, the Executive voluntarily terminates

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               his employment under this Agreement as a result of such event(s).

     3. Definitions: As used in this Agreement, the following terms shall have the meanings set forth below:

          (A) "Cause" shall mean willful misconduct, intentional and material failure to perform duties under this Agreement by the Executive or the Executive's conviction of a felony. No termination for cause shall be effective unless and until the Executive is given written notice that the act or omission constitutes "Cause" under this Agreement and the Executive is given an opportunity to correct or cure the particular act or omission within thirty (30) days after receipt by the Executive of such written notice from the Company.

          (B) A "Change in Control" shall be deemed to have taken place if: (i) any person, including a group but not excluding the Company or any current stockholder of the Company who beneficially owns five percent (5%) or more of the Company's outstanding shares, becomes the beneficial owner of shares of the Company having twenty percent (20%) or more of the total number of votes that may be cast for the election of directors or (ii) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. As used herein, the terms "person" and "beneficial owner" have the same meaning as under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          (C) A "Severance Payment" shall include the following: (i) all outstanding stock options granted to the Executive, if any, under the Company's 1996 Stock Incentive Plan, as such plan may be amended from time to time (the "Plan"), shall immediately become vested and shall be exerciseable in accordance with the provisions of the Plan and (ii) a lump sum cash payment, shall be payable

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               within 30 days of termination of employment, equal to the
               sum of (a) the amount determined by multiplying by three (3) the Executive's annual base salary then in effect on the date of termination and (b) the maximum amount of the Executive's potential annual bonus percentage payable for the year in which the termination took place.

     4. Notice of Termination. Any notice of termination of employment of the Executive shall be given by the Company in writing and delivered by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, at such address as the Executive shall have furnished to the Company in writing.

     5. Non-Competition and Non-Solicitation. As further consideration for the Company's execution and delivery of this Agreement to the Executive, the Executive agrees as follows:

          (A) Restrictions on Competition. While employed by the Company and for a period of one (1) year following termination of the Executive's employment, the Executive agrees that he will not directly or indirectly own an interest in, manage or control, or provide consulting services or services as an employee or partner, to a business engaged in managing, leasing, owning or operating assisted living facilities (the "Business Activities") within a sixty (60) mile radius of any Company facility existing or under active development at the time of such termination.

          (B) Restriction on Solicitation. While employed by the Company and for a period of one (1) year following termination of the Executive's employment, the Executive agrees that he will not directly or indirectly: (i) solicit or encourage any of the Company's customers to deal with the Executive or any other third party other than the Company or (ii) solicit for the Executive's benefit or for the benefit of any third party the employment or services of any then current employee of the Company.

          (C) Listed Stock Ownership Exception. Nothing in this Section 5 shall prohibit the Executive from owning

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               stock in a publicly traded company as a passive investor provided that the Executive shall not own more than 5% of the equity of a publicly traded competing enterprise of the Company's. Notwithstanding the foregoing, the restrictions contained in this
               Section 5(C) shall not apply to publicly traded nursing home and sub-acute care companies and shall only apply to publicly traded assisted living companies while the Executive is employed by the Company and for a one (1) year period following termination of the Executive's employment.

     6.  Successors.

          (A) This Agreement is personal to the Executive and shall not be assignable by the Executive otherwise than by his will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal heirs and representatives.

          (B) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (C) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     7. Entire Agreement. This writing represents the entire agreement and understanding between the parties with respect to the subject matter contained herein and may not be altered or amended except in a writing signed by both parties.


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     8. Unenforceability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     9. Waiver. The failure of the parties to insist upon strict compliance with any provision hereof or the failure to assert any right the parties may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right thereof by the parties.

     10. Counterparts. This Agreement may be executed by the parties in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

     11. Headings. The headings of the sections and subsections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     12. Governing Law. This Agreement has been negotiated and executed within the Commonwealth of Pennsylvania and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

ATTEST:                         BALANCED CARE CORPORATION



                                By: /s/ Brad E. Hollinger
Asst.  Secretary                    Name: Brad E. Hollinger
                                    Title: Chief Executive Officer

WITNESS:                        EXECUTIVE:



                                /s/ Mark S. Moore
                                Mark S. Moore


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